SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 24, 2002

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31089	77-0416232

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

46501 Landing Parkway, Fremont, California 94538

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:      (510) 360-8000

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 2. Acquisition or Disposition of Assets.

     On May 24, 2002, Virage Logic Corporation, a Delaware corporation (“Virage Logic”), completed its acquisition of In-Chip Systems, Inc., a California corporation (“In-Chip”). The primary business of In-Chip is the provision of logic platforms for system-on-chip applications. Virage Logic acquired In-Chip pursuant to an Agreement and Plan of Reorganization dated as of May 4, 2002 (the “Agreement”) by and among Virage Logic, In-Chip and In-Chip Acquisition, Inc., a California corporation (“Merger Sub”) and a wholly-owned subsidiary of Virage Logic. Under the terms of the Agreement, Virage Logic is purchasing the stock of In-Chip from its shareholders, including employees, for a purchase price valued at less than $17 million. The purchase price is to be paid in Virage Logic common stock and cash, subject to certain adjustments as set forth in the Agreement and with some of the cash payments to be made by Virage Logic over time. The acquisition purchase price was determined through negotiation by Virage Logic and In-Chip. The initial cash portion of the acquisition purchase price was paid using the available cash reserves of Virage Logic.

     Virage Logic issued a press release relating to its execution of the Agreement on May 7, 2002. Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of the press release.

     Attached hereto as Exhibit 2.1 and incorporated herein by reference is a copy of the Agreement. The foregoing description of the Agreement is qualified in its entirety by reference to the attached exhibit.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

Required financial statements will be filed on Form 8-K/A as soon as practicable after the date hereof, but no later than August 7, 2002.

(b)	Pro Forma Financial Information:

Required pro forma financial information will be filed on Form 8-K/A as soon as practicable from the date hereof, but no later than August 7, 2002.

(c)	The following exhibits are included as part of this report:

2.1*	Agreement and Plan of Reorganization dated May 4, 2002 by and among Virage Logic Corporation, In-Chip Acquisition, Inc. and In-Chip Systems, Inc.

99.1	Press Release issued by Virage Logic Corporation dated May 7, 2002.

*	Confidential treatment requested

[REST OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

VIRAGE LOGIC CORPORATION

By:	/s/ James R. Pekarsky

James R. Pekarsky Vice President, Finance and Chief Financial Officer

     Date: June 7, 2002

EXHIBIT INDEX

Exhibit	Description

2.1*	Agreement and Plan of Reorganization dated May 4, 2002 by and among Virage Logic Corporation, In-Chip Acquisition, Inc. and In-Chip Systems, Inc.

99.1	Press Release issued by Virage Logic Corporation dated May 7, 2002.

*	Confidential treatment requested